Exhibit 3.1

NUMBER
MKGP-001

Common Stock

SHARES
* 0 *

CUSIP # 577700-10-7

MAVERICK ENERGY GROUP, LTD

Incorporated Under the Laws of the State of Nevada

This Certifies that ** John A. Smith. ** is the registered holder of ** Zero (0)** Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 4th day of January A.D. 2021

SEAL

James W. McCabe Jr.,
President

Christine R. Lopez,
Secretary

COUNTERSIGNED AND REGISTERED
MOUNTAIN SHARE TRANSFER, LLC
[illegible]
Atlanta, Ga. 30339
404-474-3110 www.mountainsharetransfer.com
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

© GOES KGS
All Rights Reserved

Not Valid Unless Appropriately Countersigned by Authorized Officer of the Stock Transfer Agency and Registrar

Please contact our office if you move or change your address. This is important to maintain proper shareholder communications and avoid escheatment issue.